STOCK  PURCHASE   AGREEMENT,   dated  as  of  March  30,  1999
("Agreement"), among The Estate of John S. Stoppelman, 1749 Old Meadow Road, Suite 610, McClean, VA 22102, ("Seller"), each of the investors listed on the signature page and on Schedule A hereto ("Investors"), and Graubard Mollen & Miller, a law firm having an office at 600 Third Avenue, New York, New York 10016 ("Escrow Agent").

WHEREAS, Seller desires to sell to the Investors, and the Investors desire to purchase from Seller, an aggregate of 630,000 shares of common stock ("Common Stock"), of On-Site Sourcing, Inc. ("Company"), on the terms and conditions set forth in this Agreement.
                  IT IS AGREED:

1. Purchase and Sale of Shares. Subject to the terms and conditions herein set forth, Seller hereby agrees to sell 630,000 shares of Common Stock ("Purchased Shares") and the Investors hereby agree to purchase from Seller the Purchased Shares for an aggregate purchase price of $1,008,000 [$1.60 per Purchased Share] ("Purchase Price").

2. Closing. On or before April 6, 1999 [5 business days from signing], Seller shall deposit with Escrow Agent, certified copy of Letters Testamentary, Affidavit of Domicile of Deceased, a stock certificate representing the Purchased Shares ("Stock Certificate"), a stock power duly endorsed for transfer of the Purchased Shares with signature Medallion Guaranteed ("Stock Power"), and free of any restrictive legend other than a standard legend restricting transfer except in compliance with the Securities Act of 1933 ("Securities Act") and the legends on the Stock Certificate attached hereto as Exhibit A, and the Investors shall deposit with Escrow Agent one or more wire transfers for the full amount of the Purchase Price. Provided that the Stock Certificate, the Stock Power, and the Purchase Price are deposited with Escrow Agent on or before April 6, 1999, Escrow Agent shall, upon receipt thereof, deliver the Stock Certificate and Stock Power to the Company or its transfer agent with a request that new certificates for the Purchased Shares ("New Certificates") be issued in the names and amounts set forth on Schedule A hereto. Provided that the New Certificates are delivered free of any restrictive legend, Escrow Agent shall, upon receipt of the New Certificates, (i) deliver the New Certificates, to the Investors and (ii) transfer the Purchase Price to Seller in accordance with wire transfer instructions provided by the Seller. If the New Certificates are not delivered or delivered with a Securities Act legend registered in the names of the Investors to Escrow Agent on or before April 27, 1999 [20 business days from signing], Escrow Agent shall, as qualified below, advise the Company's transfer agent in writing that the Stock Certificate may be returned to Seller without transfer or return the New Certificates containing a legend to the transfer agent, and if New Certificates without a legend are not forthcoming, return the Purchase Price to the Investors. Notwithstanding the foregoing, if the Escrow Agent is advised by Company counsel or the transfer agent that the restrictive legend was incorrectly placed on the New Certificates and may now be removed, the Escrow Agent may return the New Certificates to the transfer agent to remove the legend. If the Stock Certificate, the Stock Power, and/or the Purchase Price are not deposited with Escrow Agent on or before April 6, 1999, to the extent the Stock Certificate, the Stock Power and/or the Purchase Price have been or are thereafter delivered to Escrow Agent, Escrow Agent shall return the Stock Certificate, the Stock Power, Letters Testamentary and Affidavit of Domicile to Seller and/or the Purchase Price to the Investors.

3. Representations of Seller. Seller hereby represents and warrants to the Investors as follows. Each of such representations and warranties shall be deemed to have been given as of the date hereof and as of the date of the closing described in Section 2 hereof:

(a) The Seller is the beneficial owner of the Purchased Shares free and clear of any security interests, liens or encumbrances (other than such encumbrance which may arise from a Securities Act legend) and Seller has not granted to any person or persons any options or other rights to buy, or proxies or other rights to vote, the Purchased Shares. John S. Stoppelman, together with the Seller, was the record and beneficial owner of the Purchased Shares for more than two years. The Purchased Shares were not acquired by Mr. Stoppelman pursuant to a merger or acquisition transaction.

(b) Seller has full legal power to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. All acts required to be taken by Seller to enter into this Agreement and to carry out the transactions contemplated hereby have been, or prior to the Closing Date shall have been, properly taken; and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Seller in accordance with its terms will not require the consent of any third party or governmental authority.

(c) Other than by its right to vote its 630,000 shares of the common stock of the Company on any matters submitted to the common stockholders of the Company, the Seller does not, directly or indirectly, by contract or otherwise, have any power to direct the management and policies of the corporation. The Seller does not have a representative on the board of directors, and no officer, director of other management personnel are related persons to the deceased shareholder. The Seller does not have, by contract or otherwise, any right or power to vote or influence the vote of any other shareholder of the Company, and the Seller is not a party to any voting agreement. To the Seller's knowledge, no persons related to the deceased shareholder own any stock of the Company.

(d) Seller shall not be deemed to have made to the Investors any representations or warranties other than as expressly made by the Seller in this Section 3.

4. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to Seller that:

(a) The Investor has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Investor to enter into this Agreement and to carry out the transactions contemplated hereby have been, or prior to the closing described in Section 2 hereof shall have been, properly taken; and this Agreement constitutes a legal, valid and binding obligation of the Investor enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Investor in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any encumbrance pursuant to, or require the consent of any third party or governmental authority.

(b) The Purchased Shares ("Investor Securities") are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Investor understands that the Investor Securities have not been registered under the Securities Act and may not be resold or otherwise transferred unless they have been registered under the Act or an exemption from registration under the Act is applicable.

(c) The Investor represents and warrants that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D, promulgated under the Act.

(d) The Investors solicited the purchase of the Purchased Shares from the Seller. The Investors were not contacted by means of a general advertisement or solicitation in connection with the purchase of the Purchased Shares within the meaning of Rule 502 (c) of Regulation D under the Securities Act.

5. Escrow Agent. Escrow Agent is serving hereunder solely as a convenience to the parties to facilitate a closing and Escrow Agent's sole obligation under this Agreement is to act with respect to the Stock Certificate, Stock Power, Purchase Price and New Certificates as described in Section 2 of this Agreement. Escrow Agent shall not be liable to Seller, any Investor or any other person or entity in respect of any act or failure to act by Escrow Agent hereunder or otherwise in connection with serving as Escrow Agent unless Escrow Agent has acted in a manner constituting gross negligence or willful misconduct. Escrow Agent shall be indemnified by Seller and each Investor, jointly and severally, against any claim made against it (including reasonable attorney's fees) by reason of its acting or failing to act in connection with this transaction except as a result of its gross negligence or willful misconduct. Seller acknowledges that Escrow Agent is serving as counsel to the Investors in this transaction and its services as the escrow agent to facilitate the closing shall not prevent or disqualify Escrow Agent from serving as counsel to the Investors now or in the future.

6. Indemnification. Seller shall indemnify and hold harmless the Investors and their respective heirs, executors, legal representatives, successors and assigns from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees, which may be sustained, suffered or incurred by the Investors, their respective heirs, executors, legal representatives, successors and assigns, arising from or in connection with the breach of any of Seller's covenants, representations, warranties, agreements, obligations or undertakings hereunder. Each Investor shall severally indemnify and hold harmless Seller and its heirs, executors, legal representatives, successors, and assigns, from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees, which may be sustained, suffered or incurred by Seller and its heirs, executors, legal representatives, successors and assigns arising from or in connection with the breach of any of such Investor's covenants, representations, warranties, agreements, obligations or undertakings hereunder.

7.                Miscellaneous.

(a) The warranties, representations, covenants and indemnities of Seller and the Investors contained in or made pursuant to this Agreement shall survive the closing of the transaction contemplated by this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or Seller.

(b) This Agreement shall be binding upon and inure to the benefit of each party hereto, and its respective heirs, executors, legal representatives, successors and assigns. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subject matter hereof and may not be amended or modified except by a written agreement specifically referring to this Agreement signed by all the parties. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(c) This Agreement shall be governed by and construed under the internal laws of the State of New York, disregarding any principles of conflicts of laws.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Seller agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Seller or any of his representatives is responsible. Each Investor severally agrees to indemnify and hold harmless Seller from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its representatives is responsible.

(f) In the event that any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining portion of such provision or the other provisions of this Agreement of affecting the validity or enforceability of such provision in any other jurisdiction.



                            [EXECUTION PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

----------------------------------------------------------- --------------------

SELLER:                                     ESCROW AGENT:

The Estate of John S. Stoppelman            GRAUBARD MOLLEN & MILLER


By: /s/ Betty Lue Skidmore, Executrix       /s/ Peter M. Ziemba
     Name: Betty Lue Skidmore, Executrix    Name: Peter M. Ziemba
                                            Title: Partner



                                   INVESTORS:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



 /s/ Larry Kupferberg                       /s/ Jacqueline Knapp
LARRY KUPFERBERG                                JACQUELINE KNAPP



Ronald I. Heller Revocable Trust DTD 12/23/97


By: /s/ Ronald I. Heller                    /s/ Janice Halle-Nesses
     Ronald I. Heller, Trustee                  JANICE HALLE-NESSES

By: /s/ Joyce L. Heller
     Joyce L. Heller, Trustee




Joyce L. Heller Revocable           The Rachel Beth Heller 1997 Trust DTD 7/9/97
 Trust DTD 12/23/97


By: /s/ Joyce L. Heller                     By:/s/ Larry Kupferberg
     Joyce L. Heller, Trustee                 Larry Kupferberg, Trustee
By: /s/ Ronald I. Heller
    Ronald I. Heller, Trustee




Nagelberg Family Trust DTD 9/24/97


By: /s/ David S. Nagelberg
     David S. Nagelberg, Trustee




      /s/ Betty Nagelberg
      Bette Nagelberg, Trustee

                                   SCHEDULE A

------------------------------------------- ------ -----------------------------

                                                                       Number of
                                           Amount of                   Shares of
Investor                                    Investment              Common Stock
-------------------------------------------------- -----------------------------
------------------------------------------- ------ -----------------------------

Larry Kupferberg                           $160,000.00                   100,000
[Address and social security number not
shown]
-------------------------------------------------- -----------------------------
-------------------------------------------------- -----------------------------

Ronald I. Heller Revocable Trust              113,136.00                  70,710
DTD 12/23/97
Ronald I. Heller & Joyce Heller, Trustees
[Address and social security number not
shown]
-------------------------------------------------- -----------------------------
------------------------------------------- ------ -----------------------------

Joyce L. Heller Revocable Trust               113,136.00                  70,710
DTD 12/23/97
Ronald I. Heller & Joyce Heller, Trustees
[Address and social security number not
shown]
------------------------------------------- ------ -----------------------------
------------------------------------------- ------ -----------------------------

Jacqueline Knapp                              130,864.00                  81,790
[Address and social security number not
shown]
------------------------------------------- ------ -----------------------------
------------------------------------------- ------ -----------------------------

Janice Halle-Nesses                           130,864.00                  81,790
[Address and social security number not
shown]
------------------------------------------- ------ -----------------------------
------------------------------------------- ------ -----------------------------

Nagelberg Family Trust                        242,272.00                 151,420
DTD 9/24/97
David S. Nagelberg & Bette Nagelberg,
Trustees
[Address and social security number not
shown]
------------------------------------------- ------ -----------------------------
------------------------------------------- ------ -----------------------------

The Rachel Beth Heller 1997 Trust DTD          17,728.00                  73,580
7/9/97
[Address and social security number not
shown]

------------------------------------------- ------ -----------------------------
------------------------------------------- ------ -----------------------------

                           Total            $1,008,000.00               $630,000
------------------------------------------- ------ -----------------------------